UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005 (March 9, 2005)

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

James E. Hyman

On March 14, 2005, Cornell Companies, Inc. (the “Company”) announced that it had entered into an employment agreement (the “Agreement”) effective March 14, 2005  (the “Effective Date”) with James E. Hyman, pursuant to which Mr. Hyman will serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement has a rolling two-year term (the “Employment Period”).  Under the Agreement, Mr. Hyman’s annual base salary is $475,000 and he will be eligible to receive a bonus upon the achievement of certain performance objectives equal to $25,000 plus 80% of Mr. Hyman’s annual base salary.  My Hyman also received a $165,000 signing bonus.  Mr. Hyman is required to return all of the signing bonus if his employment is terminated for cause (as defined in the Agreement) or without good reason (as defined in the Agreement) before January 24, 2006 and 50% if after January 24, 2006 but before January 24, 2007.

Pursuant to the Agreement, Mr. Hyman was granted options to purchase 50,000 shares of common stock pursuant to the Company’s Amended and Restated 1996 Stock Option Plan, with an exercise price equal to the closing price of the common stock of the Company on the New York Stock Exchange on the Effective Dave (the “Hyman Stock Options”). One third of the Hyman Stock Options become exercisable on January 24, 2005, 2006, and 2007, respectively, provided that Mr. Hyman has remained continuously employed by the Company.  The terms and conditions of the stock options are set forth in the Stock Option Agreement, dated March 14, 2005, which was executed pursuant to the Company’s Amended and Restated 1996 Stock Option Plan.

The Agreement also provides that on the Effective Date, Mr. Hyman will be granted 85,000 restricted shares of common stock (the “Restricted Stock”).  The shares of Restricted Stock will vest as follows: 25,000 shares of Restricted Stock shall vest on January 24, 2008; 30,000 shares of Restricted Stock shall vest upon the Company achieving a certain stock price within a certain time period as established by the Compensation Committee of the Board of Directors; and 30,000 shares of Restricted Stock shall vest upon the Company achieving a certain earnings per share within a certain time period as established by the Compensation Committee of the Board of Directors, subject, in each case to Mr. Hyman’s continued employment with the Company through each such date.

The terms and conditions of the Restricted Stock are set forth in the Restricted Stock Agreement, dated as of March 14, 2005, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Agreement, if Mr. Hyman’s employment is terminated by the Company for cause, Mr. Hyman is entitled to receive his base salary accrued through the termination date and reimbursement of all reasonable expenses incurred by Mr. Hyman.  If Mr. Hyman’s employment is terminated due to his death or disability (as defined in the Agreement), Mr. Hyman or his estate will receive (i) base salary accrued through the termination date, (ii) a prorated bonus for the year in which the termination occurs, (iii) reimbursement of all reasonable expenses incurred by Mr. Hyman and (iv) extended health care benefits (COBRA) at the Company’s expense for 6 months.  If the Company terminates the employment of Mr. Hyman without cause or he voluntarily terminates his employment with good reason, then, he shall be entitled to receive the following: (i) base salary accrued through the termination date, (ii) a prorated bonus for the year in which the termination occurs, (iii) an amount equal to Mr. Hyman’s base salary plus his target bonus for the remainder of the Employment Period, (iv) reimbursement of all reasonable expenses incurred by Mr. Hyman, (v) extended health care benefits (COBRA) at the Company’s expense for 18 months following his termination, and (vi) all shares of Restricted Stock immediately vest.  All cash payments due from the Company upon termination are due to Mr. Hyman or his estate within one month of the date of termination.

In the event that Mr. Hyman voluntarily terminates his employment with good reason within 180 days following a change in control, then, he shall be entitled to receive the same benefits as above, except that no vesting of Mr. Hyman’s Restricted Stock will vest.  Mr. Hyman will also receive reimbursement for re-relocation expenses if his employment is terminated without cause or for good reason within 180 days following a change in control.

A copy of the Company’s press release relating to the inducement grant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

John R. Nieser

On March 15, 2005, the Company and John R. Nieser, the Company’s Chief Financial Officer, entered into an Employment/Separation Agreement (the “Nieser Agreement”).  The Nieser Agreement begins with a rolling two-year term until March 14, 2007 and then beginning March 15, 2007 has a rolling one-year term.  Mr. Nieser will be serving as the Company's Chief Financial Officer.  Mr. Nieser's annual base salary is not less than $200,000 per year and he is eligible for a cash bonus at a targeted amount of 40% of his base salary.  If Mr. Nieser's employment is terminated due to death or disability (as defined in the Nieser Agreement), Mr. Nieser or his estate is entitled to his base salary and bonus earned through the date of termination (as defined in the Nieser Agreement).  If Mr. Nieser's employment is terminated for cause (as defined in the Nieser Agreement) or due to voluntary resignation, Mr. Nieser is entitled to his base salary through the date of termination.  If Mr. Nieser is terminated without cause or due to a change in control (as defined in the Nieser Agreement) of the Company, he is entitled to his base salary and bonus through the date of termination and (i) two times his base salary if the termination occurs prior to March 9, 2007 or (ii) one time his base salary if termination occurs between March 9, 2007 and March 8, 2008.  A copy of the Nieser Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Harry J. Phillips

On March  9, 2005, the Company and Harry J. Phillips, Jr. entered into an oral agreement to continue Mr. Phillips’ status as an employee of the Company.

Pursuant to the oral agreement, which has an effective date of January 24, 2005 and continues for one year, Mr. Phillips will receive an annual salary of $70,000 and will assist with special projects in order to facilitate the transition to the Company’s new Chief Executive Officer.  A written description of the oral agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 14, 2005, between Cornell Companies, Inc. and James E. Hyman.

10.2	Restricted Stock Agreement, dated as of March 14, 2005, between Cornell Companies, Inc. and James E. Hyman.

10.3	Employment/Separation Agreement, dated as of March 15, 2005, between Cornell Companies, Inc. and John R. Nieser.

10.4	Summary description of oral agreement, dated as of March 9, 2005, between Cornell Companies, Inc. and Harry J. Phillips, Jr.

99.1	Press Release dated March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: March 15 , 2005

	By:	/s/ James E. Hyman

James E. Hyman

Chief Executive Officerr